SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                    --------


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934





                         Date of Report: April 30, 2003



                             MIDDLESEX WATER COMPANY
                             -----------------------
             (Exact name of registrant as specified in its charter)



          NEW JERSEY                        O-422                 22-1114430
          ----------                        -----                 ----------
(State or other jurisdiction of         (Commission          (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)



            1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
            ---------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (732)-634-1500
                                 --------------
              (Registrant's telephone number, including area code)

Middlesex Water Company




Item. 5. Other Events

Release of First Quarter Earnings as attached.




                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf of the undersigned hereunto duly authorized.



                                         MIDDLESEX WATER COMPANY
                                               (Registrant)





                                         /s/Marion F. Reynolds
                                         ---------------------------------------
                                         Marion F. Reynolds
                                         Vice President, Secretary and Treasurer


Dated:    April 30, 2003

FOR IMMEDIATE RELEASE
---------------------

Contact:
             Marion F. Reynolds, Vice President, Secretary & Treasurer
             or Bernadette M. Sohler, Communications Manager    (732) 634-1500

                   Middlesex Water Company Announces Earnings

     ISELIN, NEW JERSEY, (April 30, 2003) Middlesex Water Company, (NASDAQ:
MSEX), a leader in water and wastewater services in New Jersey and Delaware, announced a 5.2% increase in consolidated operating revenues for the first quarter ended March 31, 2003.

First Quarter 2003 Results
--------------------------
     Revenues for the first quarter totaled $15.0 million, up from $14.2 million for the same period in 2002. Double digit increases in Delaware for base rates and customer growth generated the $0.8 million in revenues during the quarter. Record cold winter weather conditions in our New Jersey and Delaware service territories resulted in more main repairs for the quarter, which contributed to significantly higher operating expenses, and offset revenue gains. Net income and earnings fell by less than $100,000. The Company reported Common Stock earnings of $1.1 million, or $0.15 per share, for the first quarter ended March 31, 2003, compared with $1.2 million, or $0.16 per share in 2002. Operating income for the first quarter totaled $2.4 million, a decrease from $2.5 million in the first quarter of 2002.

Twelve Month Earnings
---------------------
     For the twelve months ended March 31, 2003, revenues were $62.7 million, up from $60.7 million for the same period in the prior year. Net income climbed to $7.7 million, up from $7.3 million for the period ended March 31, 2002. Operating revenues increased for all regulated operations due to rate increases and double-digit customer growth in Delaware.

Board Declares Quarterly Dividend
---------------------------------
     The Board of Directors of Middlesex Water Company declared a quarterly dividend of $0.215 per share on the Common Stock, payable on June 2, 2003, to stockholders of record as of May 15, 2003. The Company has paid cash dividends in varying amounts continually since 1912 and the dividend has been increased in each year since 1973. Middlesex Water has a Dividend Reinvestment Plan under which dividends and optional cash payments can be used to purchase additional shares of Common stock. For a limited time, the Company is (More-More-More)

Middlesex Water Company Announces Earnings/2

offering shares of its Common Stock at a 5% discount to participants of the Plan. The Company also offers direct deposit of dividends whereby dividend payments may be deposited into shareholders' checking, savings or money market accounts.

About Middlesex Water Company
-----------------------------
     Middlesex Water Company, organized in 1897, is an investor-owned water utility, serving customers in central and southern New Jersey and in the State of Delaware. The Company and its New Jersey subsidiaries -- Pinelands Water Company and Pinelands Wastewater Company -- are subject to the regulations of the Board of Public Utilities of the State of New Jersey. Middlesex Water Company operates the water and wastewater utilities for the City of Perth Amboy through its subsidiary, Utility Service Affiliates (Perth Amboy), Inc. The Company's Delaware subsidiary, Tidewater Utilities, Inc., together with Southern Shores Water Company, are subject to the regulations of the Public Service Commission in Delaware. These companies are also subject to various Federal and State regulatory agencies concerning water quality standards. For additional information regarding Middlesex Water Company, visit the Company's web site at www.middlesexwater.com or call (732) 634-1500.
----------------------



--------------------------------------------------------------------------------
Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
--------------------------------------------------------------------------------

This news release contains "forward-looking statements" that are based upon current information and expectations. Such statements address future plans, objectives, expectations and events concerning various matters such as capital expenditures, earnings, litigations, growth potential, rates regulatory matters, liquidity, capital resources and accounting matters. Actual results in each case could differ materially from those currently anticipated in such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
--------------------------------------------------------------------------------
                                    #######

                            MIDDLESEX WATER COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)



                                                         Three Months                                Twelve Months
                                                        Ended March 31,                              Ended March 31,

                                                    2003                  2002                   2003                 2002
                                                   -----                 -----                  -----                ----

Operating Revenues                             $ 14,981,373         $ 14,229,403           $ 62,684,756         $ 60,723,650

Operating Expenses                             $ 12,605,524         $ 11,717,415           $ 50,353,957         $ 48,789,866

Operating Income                               $  2,375,849         $  2,511,988           $ 12,330,799         $ 11,933,784

Net Income                                     $  1,224,881         $  1,276,706           $  7,713,528         $  7,346,040

Earnings Applicable to Common Stock            $  1,161,184         $  1,213,009           $  7,458,742         $  7,091,254

Basic & Diluted Earnings per share             $       0.15         $       0.16           $       0.96         $       0.93

Cash Dividends Paid per Common Share           $      0.215         $      0.210           $      0.850         $      0.833
